Exhibit 10.2

Execution Copy

License Agreement

This License Agreement (this “Agreement”), effective as of October [ ], 2017 (the “Effective Date”), is by and among Recruiter.com, Inc., a Delaware corporation (“Recruiter”), VocaWorks, Inc. a New Jersey corporation (“Sub”) and Truli Media Group, Inc., a Delaware corporation (“Parent”). Recruiter, Sub and Parent may be referred to herein collectively as the “Parties” or individually as a “Party.”

WHEREAS, Recruiter desires to license to Sub (but solely in the Field of Use) the exclusive right to use its Intellectual Property with respect to the Licensed Technology, including the domain names and websites set forth on Exhibit A attached hereto (each referred to as a “Website” and collectively, as the “Websites”) including all tangible and intangible property of the Websites, including, but not limited to, all algorithms, trade names, trademarks, know-how, Software, including all Updates to the Software and all other Intellectual Property (as defined herein) used for and in connection with the development, maintenance and operation of the Websites (the “Website Assets”), including, but not limited to, the description contained in Exhibit A attached hereto, (collectively, the “Licensed Technology”); and

WHEREAS, Sub desires to obtain an exclusive license in the Field of Use to the Licensed Technology for its business purposes, upon the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1.
Definitions

1.1 Definitions. Capitalized words and terms used in this Agreement have the following meanings:

“4% Notes” has the meaning ascribed to such term as defined in Section 7.5(a).

“10% Notes” has the meaning ascribed to such term as defined in Section 7.5(b).

“Action” means any claim, action (including any cross-claim or counterclaim), cause of action, demand, lawsuit, charges, disputes, arbitration, inquiry, audit, notice of violation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), litigation, complaints, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, whenever or however arising.

“Adverse Consequences” means all claims, charges, penalties, judgments, fines, amounts paid in settlement, assessments, remediation, liabilities, obligations, losses, damages, deficiencies, diminutions in value, Taxes, fees, costs and expenses, including all reasonable attorneys’ fees and court costs and the reasonable costs incurred by any Person to enforce another Person’s indemnification obligations under this Agreement.

“Agreement” is defined in the preamble.

“Affiliate” or “Affiliates” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Group” means two or more corporations that are related through common ownership, but are treated as one for federal income tax purposes. An affiliated group consists of a parent corporation and one or more subsidiary corporations. The parent corporation must own at least 80% of its subsidiary’s stock and consolidates the subsidiaries financial statements with its own.

“Charter Documents” means an entity’s certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

“Closing” has the meaning ascribed to such term as defined in Section 5.1.

“Closing Date” has the meaning ascribed to such term as defined in Section 5.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any contract, agreement, indenture, note, bond, loan, mortgage, license, instrument, lease, understanding, commitment or other arrangement or agreement, whether written or oral.

“Customizations” has the meaning ascribed to such term as defined in Section 6.2(e)(9)(B).

“Delivery Date” has the meaning ascribed to such term as defined in Section 2.3.

“Derivative Works” means a work which is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work. For purposes hereof, Derivative Work shall also include all versions, improvements, modifications, enhancements, bug fixes, and updates of the Licensed Technology.

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“Disclosure Schedules” means the Disclosure Schedules delivered concurrently with the execution and delivery of this Agreement.

“Documentation” means Recruiter’s user manuals, handbooks and installation guides relating to the Licensed Technology provided in writing or by any electronic means by Recruiter to Sub.

“Effective Date” has the meaning ascribed to such term as defined in the preamble.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Exchange Act” has the meaning ascribed to such term as defined in Section 6.3(d)(1).

“Equity Incentive Plan” has the meaning ascribed to such term as defined in Section 7.2.

“FCPA” has the meaning ascribed to such term as defined in Section 6.2(d)(2).

“Field of Use” means the use of the Licensed Technology in connection with providing a platform for Persons to directly contact and hire personnel, including but not limited to project consultants, by searching active candidates who have created a free and publicly accessible profile to all on the platform. For avoidance of doubt, Recruiter’s existing Resume Distribution business shall not be treated as within the Field of Use and part of the Licensed Technology.

“GAAP” means accounting principles generally accepted in the United States of America, as in effect from time to time, applied on a consistent basis throughout the periods indicated.

“General Expiration Date” has the meaning ascribed to such term as defined in Section 7(b)(1).

“Governmental Authority” means any foreign, federal, national, state or local judicial, legislative, executive or regulatory body, authority or instrumentality.

“Indemnified Party” or “Indemnified Parties” has the meaning ascribed to such term as defined in Section 7.1(c)1.

“Indemnifying Party” or “Indemnifying Parties” has the meaning ascribed to such term as defined in Section 7.1(c)1.

“Information Statement” has the meaning ascribed to such term as defined in Section 7.6.

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“Intellectual Property” means with respect to the Licensed Technology all of the following in any jurisdiction throughout the world, whether registered or unregistered: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all U.S. and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, domain names, assumed names and corporate names, together with all colorable imitations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets under applicable state laws and the common law and know-how (including formulas, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) all computer software (including source code, object code, diagrams, data and related documentation) (collectively, the “Software”), (vi) the Websites and Website Assets including the domain name and website ProjectManagers.net and CIOs.com, and (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“Knowledge of Recruiter” or “Recruiter’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of Recruiter, after due inquiry.

“Knowledge of Parent” or “Parent’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of Elliot Maza as Chief Executive Officer of Parent, after due inquiry.

“Knowledge of Sub” or “Sub’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of Sub, after due inquiry.

“Law” or “Laws” means any federal, state or local law, statute, rule, regulation, judgment, decree, injunction, order, ordinance, code, regulation, arbitration award, grant, franchise, permit and license or other legally enforceable requirement of or by any Governmental Authority or self-regulatory organization.

“Liability” or “Liabilities” means obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“License” has the meaning ascribed to such term as defined in Section 2.1.

“Licensed Technology” means the rights to the Intellectual Property including the Websites and Website Assets within the Field of Use as defined in the first whereas clause and as more fully set forth on Exhibit A attached to this Agreement.

“License Fee” has the meaning ascribed to such term as defined in Section 4.1.

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“License Updates” means any updates, bug fixes, patches, or other error corrections to the Licensed Technology including the Software and Website Assets and all Derivative Works of the Licensed Technology that Sub develops under this Agreement or that are developed by Licensor in the course of providing the Support Services as required in this Agreement.

“Malicious Code” has the meaning ascribed to such term as defined in Section 6.2(e)(12)(C).

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of Recruiter’s business, (b) the value of the Website Assets, or (c) the ability of Recruiter to consummate the transactions contemplated hereby on a timely basis.

“Open Source Software” has the meaning ascribed to such term as defined in Section 6.2(e)(11)(A).

“Ordinary Course of Business” means the ordinary course of business consistent with past practices of Recruiter for the 12 months prior to the Effective Date.

“Parent” has the meaning ascribed to such term as defined in the preamble.

“Parent Financial Statements” means the audited financial statements consisting of the balance sheet of the Parent as at March 31, 2017 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the year then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Business as at June 30, 2017 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the three month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) that have been made available to Recruiter.

“Parties” or “Party” has the meaning ascribed to such term as defined in the preamble.

“Person” means all natural persons, corporations, business trusts, associations, unincorporated organizations, limited liability companies, partnerships, joint ventures and other entities and Governmental Authorities or any department or agency thereof.

“Recruiter” has the meaning ascribed to such term as defined in the preamble.

“Recruiter IP Agreements” means all Intellectual Property agreements relating to or otherwise involved with the Licensed Technology that are being licensed to Sub under this Agreement.

“Recruiter IP Registrations” means all Intellectual Property Licensed Technology that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names, and copyrights, issued and reissued patents and pending applications for any of the foregoing.

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“Recruiter Product” has the meaning ascribed to such term as defined in Section 6.2(e)(9)(A).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning ascribed to such term as defined in Section 6.3(d)(1).

“Securities Act” means the Securities Act of 1933, as amended.

“Series A” has the meaning ascribed to such term as defined in Section 5.3.

“Series B” has the meaning ascribed to such term as defined in Section 4.1(b).

“Series C” has the meaning ascribed to such term as defined in Section 7.5(c).

“Series C-1” has the meaning ascribed to such term as defined in Section 7.5(c).

“Software” has the meaning ascribed to such term as defined in the definition of Intellectual Property.

“Sub” has the meaning ascribed to such term as defined in the preamble.

“Sub Updates” means any Updates including Derivative Works that Sub develops in connection with the use of the Licensed Technology under this Agreement.

“Support Services” means the technical support, marketing and advertising services support listed on Exhibit B attached hereto.

“Tax” or “Taxes” means all taxes, fees or other assessments of any kind imposed by any Governmental Authority, and any and all interest, penalties and additions relating thereto. “Tax” or “Taxes” includes without limitation all add-on minimum, alternative minimum, capital stock, currency, customs, documentary, disability, employee, employer, environmental, estimated, excise, export, FICA, franchise, FUTA, gross receipts, income, import, natural resources, license, occupation, payroll, personal property, premium, real property, registration, sales, severance, social security, stamp, transfer, unemployment, use, value added, escheat, unclaimed property, windfall profit and withholding taxes and duties. “Tax” or “Taxes” also includes any Liability for taxes of any other Person, including transferee or secondary Liability for Taxes and any Liability pursuant to an agreement or otherwise, including Liability arising as a result of being or ceasing to be a member of any affiliated group, or being included or required to be included in any Tax Return relating thereto.

“Tax Returns” means any tax return, filing document or information statement required to be filed in connection with or with respect to any Taxes.

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“Transaction Document” means this Agreement, and the other agreements, instruments and documents required to be delivered at the Closing.

“Updates” means any updates, bug fixes, patches, or other error corrections to the Licensed Technology including the Software and Website Assets and all Derivative Works of the Licensed Technology that Recruiter develops under this Agreement.

“Website” or “Websites” have the meaning ascribed to such terms as defined in the first whereas clause.

“Website Assets” has the meaning ascribed to such term as defined in the first whereas clause.

Article 2.
License

2.1 License Grant. Recruiter hereby grants Sub an exclusive, perpetual, worldwide, royalty free, fully-paid up, sublicenseable, and transferable license solely in the Field of Use (the “License”) to use the Licensed Technology for Sub’s business purposes. Sub may make copies of the Licensed Technology including the Software for back-up, disaster recovery, and testing purposes; provided that any such copies of the Licensed Technology containing such Software: (x) remain Recruiter’s exclusive property; and (y) are subject to the terms and conditions of this Agreement.

2.2 Use Restrictions. Sub shall not use the Licensed Technology for any purposes beyond the scope of the License granted in this Agreement.

2.3 Delivery. Recruiter shall deliver the Licensed Technology electronically, on tangible media, or by other means to Sub within ten business days following the Effective Date (the “Delivery Date”) and such other Updates shall be delivered promptly from time-to-time during the term of this Agreement and as otherwise requested by Sub.

2.4 License Updates. All intellectual property rights in the License Updates including but not limited to all of the following in any jurisdiction throughout the world, whether registered or unregistered: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all U.S. and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, domain names, assumed names and corporate names, together with all colorable imitations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets under applicable state laws and the common law and know-how (including formulas, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) all computer software (including source code, object code, diagrams, data and related documentation) (collectively, the “Software”), (vi) the Websites and Website Assets including the domain name and website ProjectManagers.net and CIOs.com, and (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium), shall be owned by Sub; and Sub hereby grants Recruiter a non-exclusive, perpetual, worldwide, royalty-free, fully paid up, sublicensable license to use the License Updates for Recruiter’s business purposes outside of Sub’s Field of Use. Recruiter acknowledges and agrees that the License Updates are provided to Recruiter “as is” and Sub disclaims all implied warranties and similar obligations, including but not limited to those of fitness for a particular purpose, non-infringement and merchantability, whether otherwise arising by law, custom, usage, trade practice, course of dealing, or course of performance.

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Article 3.
Support Services; Updates

3.1 Support Services.

(a) Recruiter shall provide Sub with the Support Services described on Exhibit B attached hereto free of charge, which shall include (i) a total of 2,400 hours of Technology and Development Services to be provided by Recruiter personnel during the two year period following the Effective Date, with a total value of $200,000; and (ii) Marketing and Advertising Services as detailed in Recruiter’s Media Kit attached hereto as Exhibit B-1, which are available to Recruiter’s general customers, and the Strategic Marketing Services listed on Exhibit B attached hereto, to be provided by Recruiter each year during the four year period following the Effective Date, with a total value of $500,000.

(b) Recruiter shall not be responsible or liable to Sub for nonperformance or delay in performance of the Support Services due to acts or occurrences beyond Recruiter’s control, including, but not limited to, a change in a third party service provided to Recruiter and necessary for it to provide the Support Services, such as a change in a social media company's policies, provided that Recruiter promptly provides to Sub written notice of the existence of and the reason for such nonperformance or delay; and notwithstanding anything to the contrary herein, Recruiter shall not be excused from providing Technology and Development Services to Sub with a total value of $200,000 during the two-year period following the Effective Date and Marketing and Advertising Services to Sub with a total value of $125,000 each year during the four-year period following the Effective Date.

(c) As used in this Section 3.1, the word “year” refers to each 12-month period beginning with the Effective Date.

(d) Upon the request of Sub, made not more than once during any year, Recruiter shall provide documentary evidence supporting the value of the Support Services provided by Recruiter to Sub during the previous year.

3.2 During the Term, Recruiter shall promptly provide Sub, at no additional charge, all Updates, subject to the terms and conditions of this Agreement.

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Article 4.
License Fees

4.1 As consideration for the grant of the License, Parent shall issue and Sub shall deliver to Recruiter 125 million shares of restricted common stock of Parent with an agreed upon value of $625,000 or $0.005 per share (the “License Fee”).

4.2 Preferred Stock: Milestone Payments.

(a) Parent shall issue to Recruiter a number of shares of Parent's Series B Convertible Preferred Stock ("Series B") convertible into 125 million shares of Parent common stock, subject to adjustment as provided in the Certificate of Designation annexed as Exhibit C, and with a stated value of $625,000, upon the launch by Sub of a functional software platform and the receipt of at least $10,000 in sales revenue from an unrelated third party client using that platform.

(b) Parent shall issue to Recruiter an additional number of shares of Series B, as provided for in this Section 4(b), for which each Milestone shall be convertible into 50 million shares of Parent common stock, subject to adjustment as provided in the Certificate of Designation annexed as Exhibit C, and with a stated value of $250,000, or $0.005 per share, on achievement by Sub of each of the following milestones (each a “Milestone” and collectively, the “Milestones”) during the term of this Agreement within (30) days after the achievement of the relevant Milestone, as follows:

(1) upon Recruiter providing to Sub an aggregate of 1,200 hours of Technology and Development Services and the completion and launch by Sub of the Website;

(2) upon Recruiter providing to Sub an additional 1,200 hours of Technology and Development Services (for an aggregate of 2,400 hours of Technology and Development Services) and the completion and launch by Sub of iOS and Android Mobile Apps;

(3) upon Recruiter providing to Sub an aggregate of $125,000 of strategic Marketing and Advertising Services and the first posting on the Website of 1,000 users that are profiled and live in the marketplace;

(4) upon Recruiter providing to Sub an additional $125,000 of strategic Marketing and Advertising Services (for an aggregate of $250,000 of Marketing and Advertising Services) and after Sub recognizes $500,000 in revenues, calculated in accordance with GAAP;

(5) upon Recruiter providing to Sub an additional $125,000 of strategic Marketing and Advertising Services (for an aggregate of $375,000 of Marketing and Advertising Services) and after Sub recognizes $1 million in revenues (which may include the milestone in Section 4.1(b)(4) during the preceding four consecutive fiscal quarters, calculated in accordance with GAAP .

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Accordingly, the aggregate stated value of Series B to be delivered by Parent to Recruiter in accordance with the terms of this Section 4(b) upon achievement of the foregoing Milestones in subsections 4(b)(1) through (5) is $1,250,000, or $0.005 per share, and convertible into a total of 250 million shares of Parent common stock, subject to adjustment as provided in the Certificate of Designation annexed hereto as Exhibit C.

4.3 Milestones Payable Only Once. Each specified Milestone payment shall be payable only once, regardless of the number of times the corresponding Milestone may be achieved. Each specified Milestone payment shall be payable not earlier than six (6) months from the date of delivery of the previous Milestone payment.

4.4 Milestone Notice. Sub shall notify Parent within ten (10) Business Days of the completion of any of the foregoing Milestones, which would trigger the issuance by Parent to Sub of the shares of Series B required under Section 4.2.

Article 5.
Closing

5.1 The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M., New York, NY time, on a date which is agreed to by the Parties hereto (the “Closing Date”). The Closing shall take place electronically or at such location as the Parties hereto shall mutually agree. If the Closing has not taken place by October 30, 2017, or such later date as the Parties hereto shall mutually agree in writing, this Agreement shall be terminated without liability to either Party in connection with such termination.

5.2 At or prior to the Closing, Parent shall file with the Delaware Secretary of State the Certificate of Designation annexed as Exhibit C for the issuance of Series B. If the Delaware Secretary of State requires any changes to the Certificate of Designation, Parent shall execute any necessary document incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

5.3 At or prior to the Closing, Parent shall file with the Delaware Secretary of State the Certificate of Designation annexed as Exhibit D for the issuance of Series A Convertible Preferred Stock (“Series A”). If the Delaware Secretary of State requires any changes to the Certificate of Designation, Parent shall execute any necessary document incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

5.4 At the Closing, Sub shall deliver certificates for the common stock and the Series B to Recruiter in payment of the License Fee and the Series A to investors who have purchased the Series A as required by Section 7.4 of this Agreement.

5.5 The Closing shall occur only if each condition set forth in Section 8 herein has either been met or waived by the all the Parties to this Agreement.

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Article 6.

Representations and Warranties

6.1 Each Party represents and warrants to the other that, to the best of its knowledge as of the Effective Date:

(a) it has the legal right and power to enter into this Agreement and to perform fully its obligations hereunder without the consent of any third party, court or Governmental Authority;

(b) this Agreement has been duly authorized and approved as is required to constitute a proper action by such party;

(c) this Agreement has been duly executed and delivered and is a legal, valid and binding agreement that is enforceable in accordance with the terms and conditions thereof (assuming due authorization, execution and delivery by each of the other Parties hereto);

(d) the execution and delivery of this Agreement and the performance of such Party's obligations hereunder will not violate, conflict with or breach the terms of such Party’s organizational or governing documents or any covenant, agreement or undertaking that such Party has with any third party as of the Effective Date or any order, ruling decree, judgment, arbitration award or stipulation to which such Party is subject;

(e) there are no Actions pending or threatened by or against any of the Parties hereto involving more than, individually or in the aggregate, $25,000.

(f) no commitments have been made to any Person in conflict with or in derogation of the rights granted to Sub under this Agreement.

6.2 Recruiter represents and warrants to Parent and Sub that, to the best of its knowledge as of the Effective Date:

(a) no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by Recruiter to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Parent and Sub shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 6.1(a) that may be due in connection with the transactions contemplated by this Agreement.

(b) Litigation. There are no Actions pending or threatened by or against Recruiter or any of its Subsidiaries involving more than, individually or in the aggregate, $25,000. There is no Action pending or threatened against or affecting Recruiter before or by any Governmental Authority, (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Recruiter nor officer or director thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been and there is not pending or contemplated, any investigation by the SEC or any other Governmental Authority involving Recruiter or any current or former officer or director of Recruiter.

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(c) Bad Actors. No “covered person” of Recruiter (as such term is defined in Regulation D) is subject to any disqualification under Rule 506(d) of Regulation D under the Securities Act.

(d) Compliance with Laws.

(1) Recruiter has complied and is currently in compliance with, in all material respects, all applicable federal, state, local, foreign or other laws, rules, regulations, guidelines, orders, injunctions, building and other codes, ordinances, permits, licenses, authorizations, judgments, decrees of federal, state, local, foreign or other authorities, and all orders, writs, decrees and consents of any Governmental Authority (collectively, the “Laws”), having jurisdiction over or which affect its business and properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect. Recruiter has all permits, licenses and franchises from governmental agencies required to conduct its businesses as now being conducted, except for those the absence of which has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Recruiter.

(2) Neither Recruiter nor any of its officers, directors, employees or agents has taken any action, directly or indirectly, that would result in a violation by such Persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, offered, paid, promised to pay or authorized the payment of any money or offer, gift, promise to give, or authorized the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and Recruiter has conducted its business in compliance with the FCPA.

(3) Neither Recruiter nor any of its officers, directors, employees or agents has taken any action, directly or indirectly, that would result in a violation by such persons of other United States Laws, including, without limitation, offered, paid, promised to pay or authorized the payment of any money or offer, gift, promise to give, or authorized the giving of anything of value to (A) any official or any government of the United States or any state or local instrumentality or (B) any corporation, limited liability company or other entity.

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(e) Licensed Technology.

(1) Schedule 6.2(e)(1) lists all Recruiter IP Registrations and Licensed Technology that is not registered but that is material to Recruiter’s Licensed Technology. All required filings and fees related to Recruiter IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all such Recruiter IP Registrations are otherwise in good standing. Recruiter has made available to Parent and Sub true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Recruiter IP Registrations. There are no actions that must be taken by Recruiter (or any third party on Recruiter’s behalf) within 120 days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Recruiter IP Registrations. To the Knowledge of Recruiter, there are no facts or circumstances that would render any Recruiter IP Registrations invalid or unenforceable. There has been no misrepresentation or failure to disclose, any fact or circumstances in any application for any Recruiter IP Registrations that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any such Recruiter IP Registrations. Recruiter has not claimed a particular status, including “small entity status,” in the application for any Recruiter IP Registrations, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

(2) Schedule 6.2(e)(2) lists all Recruiter IP Agreements that are material to Recruiter’s business as it presently is being conducted. Recruiter has made available to Parent and Sub true and complete copies of all such Recruiter IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each such Recruiter IP Agreement is valid and binding on Recruiter in accordance with its terms and is in full force and effect. Neither Recruiter, nor, to its Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any such Recruiter IP Agreement.

(3) Recruiter is the sole and exclusive legal and beneficial, and with respect to Recruiter’s IP Registrations, record, owner of all right, title and interest in and to the Licensed Technology, or has the valid right to use all other such Licensed Technology used in or necessary for the conduct of Recruiter’s current business or operations and which relate to or otherwise includes the Licensed Technology being licensed, in each case, free and clear of Encumbrances.

(4) Since its inception, Recruiter has entered into binding, written agreements with every current and former employee and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to Recruiter any ownership interest and right they may have in Recruiter’s Licensed Technology; and (ii) acknowledge Recruiter’s exclusive ownership of Recruiter’s Licensed Technology. Recruiter provided Parent with true and complete copies of all such agreements.

(5) The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Recruiter’s right to own, use or hold for use any of the Licensed Technology as owned, used or held for use in the conduct of Recruiter’s business or operations as currently conducted.

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(6) Recruiter’s rights in the Licensed Technology are, and, since its inception, have been, valid, subsisting and enforceable. Recruiter has taken all reasonable steps to maintain the Licensed Technology and to protect and preserve the confidentiality of all confidential information and trade secrets included in the Licensed Technology, including requiring all Persons having access thereto to execute written non-disclosure agreements.

(7) The conduct of Recruiter’s business as currently and formerly conducted, the Licensed Technology, and the products, processes and services of Recruiter, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate the intellectual property or other rights of any Person. No Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Licensed Technology.

(8) There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license or inquiries regarding the need to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the intellectual property of any Person by Recruiter or the Licensed Technology; (ii) challenging the validity, enforceability, registrability or ownership of any intellectual property of Recruiter or Recruiter’s rights with respect to any intellectual property including the Licensed Technology; or (iii) by Recruiter or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of intellectual property including the Licensed Technology. Recruiter is not subject to any outstanding or prospective governmental order (including any motion or petition therefor) that does or would restrict or impair the use of any intellectual property of Recruiter including the Licensed Technology.

(9) Recruiter shall assign or cause to be assigned to Sub the VocaWorks trademark, and any applications or registrations therefor, once the trademark is in use in commerce in the United States.

(10) Recruiter Products; Proprietary Software.

(A) Schedule 6.2(e)(9) identifies all owned Licensed Technology and all Licensed Technology licensed to Recruiter under an agreement and that are (i) used in the development, maintenance, use or support of the Licensed Technology being licensed (“Recruiter Product”), (ii) incorporated in or distributed or licensed with such Recruiter Product in any manner for use in connection with such Recruiter Product, or (iii) used to deliver, host or otherwise provide services with respect to such Recruiter Product, (except for non-customized, off-the-shelf Software that is commercially available pursuant to shrink-wrap, click-through or other standard form agreements or with an annual license fee or replacement value of less than $10,000).

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(B) All Recruiter Products are fully transferable, alienable or licensable by Recruiter without restriction and without payment of any kind to any third party. Recruiter has not transferred ownership of, or granted any exclusive license of (or exclusive right to use), or authorized the retention of any exclusive rights to use or joint ownership of, any Recruiter Product or any related Licensed Technology to any other Person. Recruiter is not subject to any Recruiter IP Agreement (other than with respect to current customers pursuant to Recruiter’s standard form of customer agreement entered into in the ordinary course of business) that includes any unperformed obligations that require Recruiter to develop any Software or other Intellectual Property, including any enhancements or customizations that are part of or used in connection with Recruiter Products (collectively, “Customizations”), and Recruiter owns and will continue to own all right, title and interest in and to all such Customizations developed by Recruiter.

(11) Source Code.

(A) Except as disclosed on Schedule 6.2(e)(10)(A), Recruiter is in actual possession of and has exclusive control over a complete and correct copy of the source code for all Software included in the Licensed Technology.

(B) Except for application programming interfaces and other interface code that is generally available to customers, Recruiter has not disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any Licensed Technology to any escrow agent or any other Person, other than an independent contractor or consultant of Recruiter pursuant to a valid and enforceable written agreement prohibiting use or disclosure except in the performance of services for Recruiter. Without limiting the foregoing, neither the execution of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, or would reasonably be expected to, result in the release from escrow or other delivery to any Person of any source code for any of the Licensed Technology including all Intellectual Property.

(C) To the Knowledge of Recruiter, as of the date hereof, there has been no unauthorized theft, reverse engineering, decompiling, disassembling or other unauthorized disclosure of or access to any source code for any of the Licensed Technology.

(12) Open Source Software.

(A) Schedule 6.2(e)(11)(A) sets forth a true and complete list of each item of open source software that is or has been used by or on behalf Recruiter, in the development of or that is incorporated into, combined with, linked with, distributed with, provided to any Person as a service, provided via a network as a service or application, or otherwise made available with, any of the Licensed Technology (collectively, the “Open Source Software”), and for each such item of Open Source Software, (i) the applicable Recruiter Product, and (ii) the name and version number of the applicable license agreement.

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(B) Recruiter has complied in all material respects with all notice, attribution and other requirements of each license applicable to the Open Source Software required to be disclosed in Schedule 6.2(e)(11)(A).

(C) Recruiter has not used any Open Source Software in a manner that does, will or would reasonably be expected to, require Recruiter or any other Person to (i) disclose or distribute the source code of the Software of any Recruiter Product, (ii) license or otherwise offer or distribute any Recruiter Product on a royalty-free basis, or (iii) grant any patent license, non-assertion covenant or, rights to modify, make derivative works based on, decompile, disassemble or reverse engineer or any other rights to any Recruiter Product including, for the avoidance of doubt, any Licensed Technology.

(13) Conformance with Specifications; Defects; Malicious Code.

(A) All Recruiter Products conform in all material respects to all applicable warranties in all Contracts with customers or any other third parties that are party to such Contracts.

(B) To the Knowledge of Recruiter, none of the Licensed Technology contains any bug, defect or error that materially adversely affects the functionality or performance of such Licensed Technology against its applicable specifications.

(C) To the Knowledge of Recruiter, none of the Licensed Technology including Software used in the provision of any Recruiter Product or otherwise in the operation of its business and related to the Licensed Technology, contains any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, malware, spyware, or other device or code (“Malicious Code”) designed or intended to, or that could reasonably be expected to, (i) disrupt, disable, harm or otherwise impair the normal and authorized operation of, or provide unauthorized access to, any computer system, hardware, firmware, network or device on which any Recruiter Product or such other Licensed Technology including Software is installed, stored or used, or (ii) damage, destroy or prevent the access to or use of any data or file without the user’s consent. Recruiter has taken reasonable steps designed to prevent the introduction of Malicious Code into the Licensed Technology.

(f) Tax Matters. Recruiter has filed all Tax Returns that it was required to file, and has paid all Taxes shown thereon as owing, except where the failure to file Tax Returns or to pay Taxes would not have a Material Adverse Effect on Recruiter. No claim has ever been made by an authority in a jurisdiction where Recruiter does not file Tax Returns that either is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Recruiter including, for the avoidance of doubt, the Licensed Technology that arose in connection with any failure (or alleged failure) to pay any Tax.

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(g) Contracts. Schedule 6.2(g) lists the following contracts and other agreements to which Recruiter is a party and which relate to the Licensed Technology:

(1) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

(2) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Recruiter, or involve consideration in excess of $25,000;

(3) any agreement concerning a partnership or joint venture;

(4) any material agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;

(5) any agreement concerning confidentiality or noncompetition other than with clients and vendors in the Ordinary Course of Business;

(6) any agreement under which the consequences of a default or termination may have a Material Adverse Effect on Recruiter; or

(7) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

(8) Recruiter has delivered to Parent and Sub a correct and complete copy of each written agreement listed in Schedule 6.2(g). With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) Recruiter has not received written notice from the counterparty that it is in breach or default; and (iii) no party has repudiated any provision of the agreement.

(h) Financial Statements. Recruiter has delivered to Parent and Sub a pro forma balance sheet as of the Closing Date as provided in Schedule 6.2(h). The pro forma balance sheet accurately presents the assets and liabilities of the Licensed Technology which is the subject of the License as if Recruiter has never conducted any business and has no capital stock.

(i) Events Subsequent to Most Recent Fiscal Year End. Except as set forth on Schedule 6.2(i), since the end of its last fiscal year:

(1) Recruiter has not entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 and outside the Ordinary Course of Business;

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(2) No party (including Recruiter) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which Recruiter is a party or by which any of them is bound;

(3) Recruiter has not imposed or allowed to occur any Encumbrance upon any of its material assets, tangible or intangible other than in the Ordinary Course of Business;

(4) Recruiter has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or in the aggregate;

(5) Recruiter has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any intellectual property including the Licensed Technology other than in the Ordinary Course of Business;

(6) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Recruiter;

(7) Recruiter has not disclosed any confidential information without a non-disclosure agreement;

(8) Recruiter has not committed to any of the foregoing.

(j) Undisclosed Liabilities. Except as set forth in Recruiter’s pro forma balance sheet, or Schedule 6.2(j), Recruiter has no Liabilities related to the Licensed Technology (absolute, accrued, contingent or otherwise) other than (i) Liabilities included in such balance sheet, (ii) Liabilities of a nature not required to be disclosed on a balance sheet or in the notes to financial statements prepared in accordance with GAAP, and (iii) Liabilities under this Agreement.

(k) Related Party Transactions. With respect to the Licensed Technology, no officer or director of Recruiter or any person owning 5% or more of the Recruiter equity (or any of such person’s immediate family members or Affiliates) is a party to any contract with or binding upon Recruiter or any of its assets, rights or properties or has any interest in any property owned by Recruiter or has engaged in any transaction with any of the foregoing within the last 12 months. No officer, director or Affiliate of Recruiter owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (a) had business dealings or a financial interest in any transaction with Recruiter or (b) engaged in competition with Recruiter with respect to any line of ownership of the products or services of Recruiter including without limitation the Licensed Technology in any market presently served by Recruiter, except for less than 1% of the outstanding capital stock of any competing business that is publicly-traded on any national securities exchange or in the over-the-counter market.

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(l) Governmental Authorizations. Recruiter has all material authorizations, consents, approvals, franchises, licenses and permits required under applicable Laws for the ownership of Recruiter’s properties and operation of its business as presently operated. No suspension, nonrenewal or cancellation of any of such permits is pending or threatened, and there is no reasonable basis therefor. Recruiter is not in conflict with, or in material default or violation of any such permits.

(m) Investment Intent. Recruiter is acquiring the common stock and the Series B for investment for its own account and not with a view to, or for resale in connection with any distribution thereof. Recruiter understands that these securities have not been registered under the Securities Act or the securities laws of any state by reason of specific exemptions from the registration provisions of the Securities Act and applicable state securities laws, which exemptions are dependent upon, among other things, the bona fide nature of the investment of Recruiter as expressed herein.

(n) Accredited Investor. Recruiter is an “accredited investor” as that term is defined by Rule 501(a) promulgated under the Securities Act.

(o) Rule 144. Recruiter understands that the common stock and Series B must be held indefinitely by it unless subsequently registered under the Securities Act and applicable securities laws or an exemption from such registration is available. Recruiter is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

(p) Disclosure. No statement, representation or warranty by Recruiter in this Agreement, including the Schedules hereto, contains any untrue statement of material fact, or omits to state a material fact, necessary to make such statements, representations and warranties not misleading. There is no fact known to the Knowledge of Recruiter which has specific application to Recruiter or, so far as it can reasonably foresee, materially threatens in the future, the value of the assets, business, prospects, financial condition or results of operations of the Licensed Technology which has not been set forth in this Agreement or the Schedules hereto.

6.3 Parent represents and warrants to Recruiter that as of the Effective Date:

(a) Issuance of the Shares. The shares of Parent common stock including the shares issuable upon conversion of the Series B to be issued to Recruiter are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances imposed by Parent.

(b) Certain Fees. No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by Parent or Sub to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Recruiter shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 6.3(b) that may be due in connection with the transactions contemplated by this Agreement.

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(c) Capitalization.

(1) The authorized capital stock of Parent, as of the date hereof is set forth on Schedule 6.3(c)(1).

(2) Except as disclosed on Schedule 6.3(c)(2), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or equity holders agreements, or arrangements or agreements of any kind for the purchase or acquisition from Parent or any subsidiary or any of its equity interest. Except as disclosed on Schedule 6.3(c), neither the issuance of the Parent’s common stock or the Series B (or the Series A being offered to third parties), nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any equity interests of Parent under anti-dilution or other similar provisions contained in or affecting any such securities.

(3) Except as disclosed on Schedule 6.3(c)(3), all issued and outstanding shares of Parent’s common stock: (i) have been duly authorized and validly issued and are fully paid and non-assessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of equity interests.

(4) The rights, preferences, privileges and restriction of the shares of Parent’s securities are as stated in its certificate of incorporation in addition to changes contemplated by Exhibit C and Exhibit D. The securities issued as the License Fee shall be issued in compliance with the provisions of this Agreement and Parent’s certificate of incorporation, will be validly issued, fully paid and non-assessable, and will be free of any Encumbrances; provided, however, that such securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d) SEC Reports; Financial Statements.

(1) Since March 31, 2015, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (all of the foregoing filed prior to the date this representation is made including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein are referred to as the “SEC Reports”). Parent has made available to Recruiter or its respective representatives, or filed and made publicly available on EDGAR no less than five days prior to the date this representation is made, true and complete copies of the SEC Reports.

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(2) As of their respective dates, the consolidated financial statements of Parent included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may be subject to normal year-end adjustments, may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The accounting firm that expressed its opinion with respect to the consolidated financial statements included in Parent’s most recently filed annual report on Form 10-K, and reviewed the consolidated financial statements included in Parent’s most recently filed quarterly report on Form 10-Q is independent pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and as required by the applicable rules and guidance from the Public Company Accounting Oversight Board (United States), and such firm was (or is, as applicable) otherwise qualified to render such opinion under applicable law and the rules and regulations of the SEC. There is no transaction, arrangement or other relationship between Parent and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by Parent in its reports pursuant to the Exchange Act that has not been so disclosed in the SEC Documents prior to the date of this Agreement.

(e) Events Subsequent to Most Recent Fiscal Year End. Except as set forth in the Parent Financial Statements or on Schedule 6.3(e), since March 31, 2017: Parent has no Liabilities outside the Ordinary Course of Business other than Liabilities (i) included in the most recent Financial Statements, (ii) Liabilities of a nature not required to be disclosed on a balance sheet or in the notes to Financial Statements prepared in accordance with GAAP, (iii) normal or recurring Liabilities in the ordinary course of business consistent with past practice which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Recruiter, and (iv) Liabilities under this Agreement.

(f) Sub. Sub has recently been organized and has conducted no business. Its only material assets are the securities constituting the License Fee. It has not incurred any Liabilities. Sub is a wholly-owned subsidiary of Parent and has all corporate authority to enter into this Agreement and carry out the transactions contemplated by it.

(g) Disclosure. No statement, representation or warranty by Parent in this Agreement, including the Schedules hereto, contains any untrue statement of material fact, or omits to state a material fact, necessary to make such statements, representations and warranties not misleading. There is no fact known to the Knowledge of Parent which has specific application to Parent or, so far as Parent can reasonably foresee, materially threatens in the future, the value of the assets, business, prospects, financial condition or results of operations of the business which has not been set forth in this Agreement or the Schedules hereto.

6.4 Survival. The foregoing representations and warranties of each Party shall survive the Closing Date through the General Expiration Date.

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Article 7.

Covenants

7.1 Indemnification.

(a) Indemnification of Directors and Officers.

(1) The Charter Documents of Parent following the Closing will contain provisions with respect to exculpation and indemnification and shall not be amended, repealed or otherwise modified for a period of six years after the Closing in any manner that would adversely affect the rights thereunder of individuals who following the Closing are directors, officers, employees or agents of Parent unless such modification is required by Law. In addition, from and after the Closing, Parent shall, and shall cause its Subsidiaries to, advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Action with respect to any matters subject to indemnification pursuant to this Article 7 pursuant to the procedures set forth, and to the fullest extent provided in the certificate or articles of incorporation and bylaws in effect immediately prior to the Closing or existing indemnification agreements; provided, however, that, prior to any such advance, any Indemnified Party to whom expenses are advanced shall sign a written undertaking to repay such advanced expenses as soon as reasonably practicable if it is ultimately determined that such Indemnified Party is not entitled to indemnification or advancement. Further, from and after the Closing, Parent shall not, and shall cause its Subsidiaries not to, settle, compromise or consent to the entry of any judgment in any Action or threatened Action, with respect to any matter arising out of, relating to, or in connection with any acts or omissions occurring or alleged to have occurred prior to the Closing (with respect to which indemnification could be sought by such Indemnified Party under the Delaware General Corporation Law, the indemnification provisions in Parent’s certificate of incorporation and bylaws in effect immediately prior to the Closing or any indemnification agreement), brought against any Indemnified Party, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents in writing and Parent shall, and shall cause its Subsidiaries to, cooperate in the defense of any such matter.

(2) Parent shall enter into indemnification agreements with each officer and director of Recruiter in the form annexed as Exhibit E.

(b) Indemnification for Breach of Agreement.

(1) Breach by Recruiter. Subject to Section 7.1(c), in the event that Recruiter breaches any of its representations, warranties, and covenants contained in the Agreement or in any certificate or affidavit delivered pursuant to this Agreement, and, provided that Parent and Sub make a written claim for indemnification against Recruiter prior to the one-year anniversary of the Closing Date (such date, the “General Expiration Date”), then Recruiter agrees as a condition of receiving the payment for the License to indemnify Parent and Sub from and against the entirety of any Adverse Consequences Parent and Sub may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, or caused by such breach by Recruiter in accordance with the procedure described in Section 7.1(c).

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(2) Infringement Indemnification by Recruiter. Subject to Section 7.1(c), Recruiter shall indemnify, defend and hold Sub and its Affiliates, and their respective officers, directors, members, shareholders, managers, employees, representatives, successors and assigns harmless from and against, and shall reimburse Sub and its Affiliates on demand on account of, any and all Adverse Consequences which may be asserted against, imposed on or incurred by any of them as a result of or arising out of or in any manner relating or attributable to any Action brought by a third party against Parent, Sub or any of their Affiliates, sublicensees, vendors, contractors or customers alleging that the Licensed Technology infringes or otherwise misappropriates a patent, copyright, trademark, trade secret, trade name, trade dress, mask work or any other intellectual property right. The indemnification obligations of Recruiter pursuant to this Section 7.1(b)(2) shall not be subject to the limitations on indemnification as set forth in Section 7.1(d)(2).

(3) Breach by Parent. Subject to Section 7.1(c), in the event Parent breaches any of its representations, warranties, and covenants contained in the Agreement or in any certificate or affidavit delivered by Parent at or prior to the Closing pursuant to this Agreement, and, provided that Recruiter makes a written claim for indemnification against Parent prior to the General Expiration Date, then Parent agrees to indemnify Recruiter, and its respective officers, directors, members, shareholders, managers, employees, representatives, successors and assign harmless from and against the entirety of any Adverse Consequences Recruiter may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to or caused by the breach by Parent in accordance with the procedure described in Section7.1(c). In the event Parent consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.1(b)(3). Section 7.1(b)(3) is intended for the irrevocable benefit of, and to grant third party rights to, Indemnified Parties and shall be binding on all successors and assigns of Parent. Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 7.1(b)(3). The provisions of this Section 7.1(b) shall survive the Closing.

(4) This Section 7.1(b) shall not be amended in a manner that is adverse to the Indemnified Parties (including their successors and heirs) or terminated without the consent of each of the Indemnified Parties (including their successors and heirs) affected thereby. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.1(b).

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(c) Third Party Actions; Procedure.

(1) Promptly (and in any event within five days after the service of any summons or other document) after acquiring knowledge of any third party Action for which one or more of the Parties (the “Indemnified Party”) may seek indemnification against other Parties (the “Indemnifying Party”) pursuant to this Article 7, the Indemnified Party shall give written notice thereof to the Indemnifying Party. Failure to provide notice shall not relieve the Indemnifying Party of its obligations under this Section 7.1(c), except to the extent that the Indemnifying Party has sustained actual damage by that failure. The Indemnifying Party shall have the right to assume the defense of any Action with counsel reasonably acceptable to the Indemnified Party upon delivery of notice to that effect to the Indemnified Party. If the Indemnifying Party, after written notice from the Indemnified Party, fails to take timely action to defend the Action or otherwise respond to the Action, the Indemnified Party shall have the right to defend the Action by counsel of its own choosing, but at the cost and expense of the Indemnifying Party. The Indemnified Party shall have the right to settle or compromise any Action against it, and recover from the Indemnifying Party any amount paid in settlement or compromise thereof, if it has given written notice thereof to the Indemnifying Party and the Indemnifying Party has failed to take timely action to defend the Action; otherwise, the Indemnified Party shall have no right to settle or compromise any such Action. The Indemnifying Party shall have the right to settle or compromise any Action against the Indemnified Party without the consent of the Indemnified Party provided that the terms of the settlement or compromise provide for the unconditional release of the Indemnified Party and require the payment of monetary damages only.

(2) Upon its receipt of any amount paid by the Indemnifying Party pursuant to this Article 7, the Indemnified Party shall deliver to the Indemnifying Party such documents as it may reasonably request assigning to the Indemnifying Party any and all rights, to the extent indemnified, that the Indemnified Party may have against third parties with respect to the Action for which indemnification is being received.

(3) In the event that the Action is asserted by one of the Parties to this Agreement either based on a direct Action by a Party or a third party Action, the procedure set forth in this Section 7.1(c) shall control.

(d) Limitations on Indemnification.

(1) Notwithstanding anything to the contrary contained herein, except as provided in this Section 7.1(d), no Indemnified Party shall be entitled to receive an indemnification payment with respect to any Action or Actions specified in this Article 7 unless the Action, or the aggregate amount of all Actions made by the Indemnified Party hereunder, equals or exceeds $50,000 (in which case all of such Action or Actions back to the first dollar will be recoverable).

(2) Subject to this Section 7.1(d), the Parties agree that the right of each Indemnified Party to make claims pursuant to Sections 7.1(a) and 7.1(b) (other than with respect to an Action pursuant to Section 7.1(b)(2) which shall survive indefinitely) shall survive the Closing until 11:59 p.m. on the General Expiration Date; provided, however, that if, at any time prior to the General Expiration Date, any Indemnified Party delivers to the Indemnifying Party a written notice asserting in good faith a claim for recovery under Section 7.1(a) or 7.1(b), then the Action asserted in such notice shall survive the General Expiration Date until such time as such Action is fully and finally resolved.

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(3) The Parties agree that the indemnification right set forth in this Agreement shall be the Parties’ sole and exclusive remedy with respect to the transactions contemplated by this Agreement, except for specific performance or other equitable remedy or for fraud as long as the Party or Person alleged to have acted fraudulently had an actual intent to defraud or acted with reckless disregard to whether any statement was true.

(4) In the event of any reclassification, recapitalization, stock split, stock dividend (including any dividend or distribution of securities convertible into Parent common stock) or subdivision with respect to Parent common stock, any change or conversion of Parent common stock into other securities, any other dividend or distribution with respect to the Parent common stock (or if a record date with respect to any of the foregoing should occur), after the date of this Agreement, appropriate and proportionate equitable adjustments shall be made to the number of shares of Parent common stock issuable for indemnification purposes pursuant to this Agreement.

7.2 Equity Incentive Plan. At or prior to the Closing, Parent shall establish an Equity Incentive Plan covering 38 million shares of Common Stock and reserve 500,000 shares for Parent’s new Chief Executive Officer and 300,000 shares for Parent’s new Chief Financial Officer. No options or stock based stock appreciation rights shall be granted at less than $0.02 per share, subject to equitable adjustment.

7.3 Officers and Directors. At the Closing, the current Chief Executive Officer, Elliot Maza, of Parent and Sub shall resign, and Miles Jennings shall be appointed Chief Executive Officer of Parent and Sub, and Elliot Maza shall continue in his capacity as Chief Financial Officer of Parent and Sub. At the Closing, Irving Pompadur shall resign from the Board of Directors and Michael Solomon shall tender his resignation from the Board of Directors, and the Company shall accept such resignation subject to and in compliance with Rule 14f-1 under the Exchange Act. Subject to compliance with Rule 14f-1 under the Exchange Act, the Board of Directors of Parent shall consist of five persons, consisting of Miles Jennings, Elliot Maza, one person to be appointed by the Series A investors and two persons to be appointed by Recruiter.

7.4 Securities Offering. In connection with the Closing, Parent shall sell Series A to purchasers under that certain Securities Purchase Agreement, dated as of the date of this Agreement, between Parent and the purchasers, and shall have received $600,000 in gross proceeds thereunder. The Series A shall be convertible into 120 million shares of Parent’s common stock. Parent shall offer the Series A in units with a number of five-year warrants equal to 50% of the number of shares of common stock issuable under conversion of the Series A. The warrants shall contain standard cashless exercise provisions, be exercisable for five-years and automatically be exercised immediately prior to expiration if in-the-money.

7.5 Parent Debt.

(a) Prior to, or simultaneously with the Closing, holders of convertible notes of Parent with an aggregate principal amount of $1,995,933.91 plus accrued interest (the “4% Notes”) shall have converted the 4% Notes including accrued interest into 102,099,752 shares of common stock at an approximate conversion price of $0.02 per share.

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(b) Prior to, or simultaneously with the Closing, holders of convertible notes of Parent with an aggregate principal amount of $90,000 plus accrued interest (the “10% Notes”) shall have converted the 10% Notes including accrued interest into 18,839,000 shares of common stock at an approximate conversion price of $0.005 per share.

(c) At the option of each holder of 4% and 10% Notes, Parent shall issue such holder Series C Convertible Preferred Stock (“Series C”) and Series C-1 Convertible Preferred Stock (“Series C-1”) with the standard 4.99% beneficial ownership limitation. The phrase “beneficial owner” shall be as defined under Rule 13d-3 of the Exchange Act. A copy of the Series C and Series C-1 Certificate of Designations are annexed as Exhibit F and Exhibit G.

7.6 Shareholder Action. On or about 90 days following the Closing, Parent shall file an Information Statement pursuant to Schedule 14C under the Exchange Act and Rules thereunder (the “Information Statement”) (i) changing its name to VocaWorks Group, Inc. (ii) effecting a reverse stock split of 1-for-80 (without reducing its authorized common stock), and (iii) approving the Equity Incentive Plan. Recruiter shall execute a consent of shareholders to permit Parent to take such steps. Following the amendment of Parent’s certificate of incorporation, Recruiter shall convert its Series B into common stock.

Article 8.

Closing Conditions

8.1 Conditions to Recruiter’s Obligations to Close. The obligations of Recruiter under this Agreement are subject to the satisfaction of the following conditions on or before the Closing:

(a) At or prior to Closing, Parent shall deliver the following to Recruiter:

(1) This Agreement, duly executed by Parent and Sub;

(2) Certificates representing the License Fee;

(3) Evidence that the 4% Notes and 10% Notes have been converted;

(4) Evidence that the Series A, Series B and Series C, and Series C-1 Certificates of Designation have been executed and either filed with the Delaware Secretary of State or delivered to a service company for filing;

(5) Evidence that the Board of Directors of Parent has approved the Equity Incentive Plan for 38 million shares and reserved a grant of 500,000 shares for the new Chief Executive Officer and 300,000 shares for the new Chief Financial Officer;

(6) An officer’s certificate containing such customary provisions as Recruiter shall request;

(7) Evidence that Miles Jennings has been appointed Chief Executive Officer Elliot Maza has been appointed Chief Financial Officer, and Irving Pompadur has resigned as an outside member of the Board of Directors and Michael Solomon has tendered his resignation subject to compliance with Rule14f-1 under the Exchange Act.

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(8) The financing referred to in Section 7.4 shall have closed or shall close as soon as the Series C and Series C-1 Certificates of Designation have been filed;

(9) Parent shall be current in all filings required under the Exchange Act; and

(10) Parent’s common stock shall continue to be quoted on the OTCQB by at least one market maker.

8.2 Conditions to Sub’s and Parent’s Obligations to Close. The obligations of Parent and Sub under this Agreement are, at the option of Parent and Sub, subject to the satisfaction of the following conditions on or before the Closing:

(a) At or prior to Closing, Recruiter shall deliver the following to Parent and Sub:

(1) This Agreement, duly executed by Recruiter.

(2) An officer’s certificate containing such customary provisions as Parent and Sub shall request;

(b) The financing referred to in Section 7.4 shall have closed or shall close as soon as the Series C and Series C-1 Certificate of Designations have been filed.

Article 9.

Miscellaneous

9.1 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified or supplemented only by written agreement of each Party at any time.

9.2 Waiver of Compliance; Consents. Any failure of any Party to comply with any obligation, covenant, agreement or condition herein may be waived only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.2.

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9.3 Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by email followed by overnight next business day delivery as follows:

to Parent and Sub:	Truli Media Group, Inc.

550 Sylvan Avenue, Suite 101

Englewood Cliffs, NJ 07632

Attention: Elliot Maza, Chief Executive Officer

Email: emaza@outlook.com

with a copy to:	Nason, Yeager, Gerson, White & Lioce, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Attention: Michael D. Harris, Esq.

Email: mharris@nasonyeager.com

to Recruiter:	Recruiter.com, Inc.

1533 New Britain Avenue

Farmington, CT 06032

Attention: Miles Jennings

Email: miles@recruiter.com

with a copy to:	Attention: Matthew Monteith

Shipman and Goodwin

One Constitution Plaza, Hartford, CT 06103

Email: MMonteith@goodwin.com

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

9.4 Assignment; Third Party Beneficiaries. Neither this Agreement nor any right, interest or obligation hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or remedies upon any Person other than the Parties hereto.

9.5 Governing Law. This Agreement and all Actions arising out of or in connection with this Agreement and the transactions contemplated thereunder, shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflicts of law provisions of the State of Delaware or of any other state.

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9.6 Exclusive Jurisdiction; Attorney Fees. Each Party agrees that all legal Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts in New York County, New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing Party in such Action or Proceeding shall be reimbursed by the non-prevailing Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8 Severability. In case any one or more of the provisions contained in this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a Party hereto, it shall be adjusted if possible to effect the intent of the Parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such Party in the specific jurisdiction where such final determination shall have been made.

9.9 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word “including” shall be deemed to mean “including without limitation.”

9.10 Entire Agreement. This Agreement including the Disclosure Schedules and the other Transaction Documents embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

9.11 Rules of Construction. Each Party to this Agreement has been represented by counsel during the preparation and execution of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the Party drafting the Agreement.

9.12 Effect of Recruiter Bankruptcy. All rights and licenses granted by Recruiter under this Agreement are and will be deemed to be rights and licenses to "intellectual property," and the subject matter of this agreement, including all Licensed Technology, is and will be deemed to be "embodiment[s]" of "intellectual property", for purposes of and as such terms are used in and interpreted under Section 365(n) of the United States Bankruptcy Code (the "Code") (11 U.S.C. § 365(n)). Sub may exercise all rights and elections under the Code and all other applicable bankruptcy, insolvency and similar laws with respect to this Agreement and its subject matter.

9.13 Equitable Relief. Each Party acknowledges and agrees that a breach or threatened breach by such Party of any of its obligations under Sections2, 3, 4 or 7 would cause the other Party irreparable harm for which monetary damages would not be an adequate remedy and agrees that, in the event of such breach or threatened breach, the other Party will be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from any court, without any requirement to post a bond or other security, or to prove actual damages or that monetary damages are not an adequate remedy. Such remedies are not exclusive and are in addition to all other remedies that may be available at law, in equity, or otherwise.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

RECRUITER.COM, INC.

By:
Name:
Title:

TRULI MEDIA GROUP, INC.

BY:
Elliot Maza, Chief Executive Officer

VOCAWORKS, INC.

By:
Elliot Maza, President

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